October 27, 2005 File: 100-272A	Suite 900- 510 Burrard Street, Vancouver, British Columbia Canada V6C 3A8 Tel: (604) 687-6600 Toll Free: 1-888-411-GOLD Fax: (604) 687-3932 Email: info@aurizon.com Web Site: www.aurizon.com

FILED VIA SEDAR
Project No. 00838473

TO:

B.C. Securities Commission
Ontario Securities Commission
Quebec Securities Commission

Dear Sirs:

Re:

Updated Feasibility Study - Casa Berardi Project, Quebec Canada

Further to the Company’s Material Change Report dated October 4, 2005 and news release dated September 30, 2005, and in accordance with National Instrument 43-101, enclosed herewith are the following documents:

•

Technical Report on the Casa Berardi Project, Quebec, Canada prepared for Aurizon Mines Ltd., dated October 26, 2005, by Roscoe Postle Associates Inc. (the “Technical Report”).

•

Consents of Authors.

Should you have any questions concerning the enclosed documents, please do not hesitate to contact Julie Kemp, Corporate Secretary at the above numbers.

Yours very truly,

AURIZON MINES LTD.

“Signed”  David P. Hall
President & Chief Executive Officer

/jask
Enclosures

cc:\encl:

U.S. Securities and Exchange Commission
(VIA EDGAR - FORM 6K)

cc:

Toronto Stock Exchange

American Stock Exchange

DuMoulin Black
Attn:  Mary Collyer

Sherman & Sterling
Attention:  Christopher Cummings